EXHIBIT 23

Independent Auditors Consent

We consent to the incorporation by reference in the Registration Statement No. 333-51162 of Computer Task Group, Incorporated on Form S-8 of our report dated June 14, 2002 in this Annual Report on Form 11-K of Computer Task Group, Incorporated 401(k) Retirement Plan for the year ended December 31, 2001.

/s/ Deloitte & Touche, LLP
Buffalo, N.Y.
June 27, 2002